EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-56386, No. 333-136395, and No. 333-35319 on Form S-8 of Provident Community Bancshares, Inc. and Subsidiaries of our report dated March 29, 2012, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Provident Community Bancshares, Inc. and Subsidiaries for the year ended December 31, 2011.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 29, 2012